SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        UNDER SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: December 17, 1997
                                        -----------------
                        (Date of Earliest Event Reported)

                          COMMAND SECURITY CORPORATION
                          ----------------------------
             (Exact name of Registrant as Specified in its Charter)

                                    New York
                                    --------
                            (State of Incorporation)

                                     0-18684
                                     -------
                            (Commission File Number)

                                   14-1626307
                                   ----------
                        (IRS Employer Identification No.)

                  Lexington Park, Lagrangeville, New York 12540
                  ---------------------------------------------
                    (Address of Principal Executive Offices)

                                 (914) 454-3703
                                 --------------
                         (Registrant's Telephone Number)

Item 1-Item 4    Not Applicable.

Item 5 Other Events. On or about December 4, 1997, Command Security Corporation was served with a complaint naming the Company, among others, as a defendant in a lawsuit characterized as a derivative action. The plaintiffs are named as Robert J. Rosan, a shareholder, and four members of the Company's Board of Directors, Steven B. Sands, Lloyd Saunders, III, Peter T. Kikis and Thomas P. Kikis. The action has been filed in the Supreme Court of the State of New York in the County of New York (Index No. 606166/97). In addition to naming the Company as a defendant, Board of Director members William C. Vassell, Gordon Robinett, Peter J. Nekos and Gregory J. Miller are named along with its outside corporate and securities counsel, David J. Pollitzer.

      The factual basis alleged to underlie the proceeding is described below. The Company and the individual defendants believe the complaint is entirely without merit. They intend to vigorously defend against each and every claim and are giving serious consideration to counterclaims against all or some of the plaintiffs. In general terms, the plaintiffs allege that Mr. Vassell: engaged in a scheme to keep Command within his control culminating in an alleged breach of fiduciary duty; concealed information from the plaintiff-directors regarding the financial condition of the Company which resulted in a restatement of the Company's earnings; lacked power to enter into an employment agreement on behalf of the Company with Mr. Robinett (Mr. Robinett was rehired temporarily to provide assistance to the Company pending the location of a permanent replacement for H. Richard Dickinson, the Company's former Chief Financial Officer); together with the defendant-directors, concealed information from the plaintiff-directors; and entered into service contracts with financially unstable companies without performing due diligence. The complaint further alleges that Command has failed to appoint a replacement to the office of president and that the directors have entered into a shareholder agreement which is violative of public policy. Plaintiffs seek the award of money damages in an amount which is "not less than" $11 million from the individual defendants, a declaratory judgment that the shareholder agreement is void, an order for an accounting, certain other injunctive relief and attorneys' fees and disbursements.

      The Company's Certificate of Incorporation and the Business Corporation Law of New York provide for indemnification of officers and directors with respect to damages and legal fees incurred in connection with lawsuits against them arising by reason of serving the corporation. Due to the fact that the plaintiff-directors have participated in this lawsuit as plaintiffs, the Company may not have coverage under its officers and directors liability policy. The defendant-directors intend to seek indemnification, as well as the advancement of legal fees incurred in connection with their defense, from the Company. It is too early in the litigation to reasonably estimate the potential legal fees in connection with the defense of the Company and its defendant-directors.

      The Company's management does not anticipate any change in the day-to-day operation of the Company or in the operation of its Board of Directors. It is expected that all matters brought before the Board of Directors will be evaluated based on the best interests of the Company without regard to the ongoing litigation.

Item 6           Not Applicable.

Item 7           Financial Statements and Exhibits.

                 (a),(b),(c) Not Applicable.


Item 8.          Not applicable.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 17, 1997               COMMAND SECURITY CORPORATION


                                       By: /s/ William C. Vassell
                                           ------------------------------------
                                           William C. Vassell
                                           Chairman of the Board of Directors